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Exhibit 3

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.		317087-0

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés :
(a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;
(b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
(d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d)	en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

/s [ILLEGIBLE]	July 12, 1996 / le 12 juillet 1996
Director — Directeur	Date of Amendment — Date de la modification

CANADA BUSINESS CORPORATIONS ACT
FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

1 –	Name of Corporation	2 –	Corporation No.
	SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.		317087-0

3 –	The articles of the above-named corporation are amended as follows:
By deleting the provision of Article 7 of the Articles of Amalgamation dated August 1, 1995 in its entirety and substituting therefor the following:
– 7 –	Other provisions if any –

The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Date	Signature	Description of Office
1996-07-09	/s/ STEPHEN J. HALL	Stephen J. Hall — Chief Operating Officer and Secretary

FOR DEPARTMENTAL USE ONLY Filed

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Exhibit 3